                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  JULY 24, 2002
                                 Date of Report
                        (Date of earliest event reported)

                          DANIELSON HOLDING CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                     1-6732
                            (Commission File Number)

                                   95-6021257
                      (IRS Employer Identification Number)

                             1701 EAST MARKET STREET
                          JEFFERSONVILLE, INDIANA 47130
                    (Address of Principal Executive Offices)

                                 (812) 288-0100
              (Registrant's Telephone Number, Including Area Code)
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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

KPMG LLP ("KPMG") was previously the principal independent accounting firm for Danielson Holding Corporation ("DHC"). On July 25, 2002, KPMG's appointment as the principal independent accounting firm for DHC was terminated and Ernst & Young LLP ("E&Y") was engaged as DHC's principal independent accounting firm. The decision to change accountants was made by the Audit Committee of the Board of Directors of DHC. Prior to the change in principal independent accounting firms, DHC was actively considering whether it was advisable to change firms given the fact that DHC recently acquired a large operating subsidiary, American Commercial Lines LLC, which is engaged in a business different from DHC's traditional areas. DHC solicited information and bids from a group of accounting firms, including KPMG, and on the basis of that information the Audit Committee determined that DHC should change accounting firms.

In connection with the audits of the two fiscal years ended December 31, 2001 and December 31, 2000 and during the subsequent interim period through July 25, 2002, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

The audit reports of KPMG on the consolidated financial statements of DHC and its subsidiaries for the years ended December 31, 2001 and December 31, 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During DHC's two most recent fiscal years (ended December 31, 2001 and December 31, 2000, respectively) and the subsequent interim period through July 25, 2002, DHC did not consult with E&Y regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

E&Y has reviewed the disclosures in this Item 4 and concurs with the statements regarding E&Y set forth herein. DHC has also provided KPMG with a copy of the disclosures contained herein and KPMG has furnished a letter to the Securities and Exchange Commission. A copy of KPMG's letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

ITEM 5.  OTHER EVENTS.

Election of New Directors

Each of the persons nominated to the Board of Directors of DHC in its Proxy Statement filed with the Securities and Exchange Commission on June 24, 2002 was elected as a Director of DHC at its Annual Meeting of Stockholders on July 24, 2002. The new Board of Directors for DHC is as set forth in the table below. Additional information regarding the new Directors can be located in the above-referenced Proxy Statement.

                                                             Director
         Director                        Age                   Since
         --------                        ---                   -----
         David M. Barse                  40                   1996

         Michael C. Hagan                55                   2002

         Richard L. Huber                65                   2002

         Eugene M. Isenberg              72                   1990

         William Pate                    38                   1999

         Joseph P.  Sullivan             69                   2002

         Martin J. Whitman               77                   1990

         Clayton Yeutter                 71                   2002

         Samuel Zell                     61                   1999

Appointment of New Officers

At the July 24, 2002 Annual Meeting of the Stockholders the existing officers of DHC resigned and were replaced with the following individuals:

         Name                            Age                  Principal Position
         ----                            ---                  ------------------
         Samuel Zell                     61                   President and Chief Executive Officer

         Paul F. Solomon                 42                   Executive Vice President,
                                                              General Counsel and Secretary

         James J. Wolff                  44                   Chief Financial Officer and Treasurer


Written Premium Increases on NAICC's Non-Standard and Commercial Auto Insurance Lines

On July 24, 2002, National American Insurance Company of California ("NAICC"), DHC's primary operating insurance subsidiary, decided to increase the aggregate net written premium run rate of its non-standard private passenger automobile insurance in the State of California and commercial automobile insurance in certain western states, including California, from $30 million (as announced in a Current Report on Form 8-K filed by DHC on December 11, 2001) to $50 million. This decision is intended to capitalize on favorable loss ratios occurring in NAICC's automobile insurance lines and to solidify the distribution network of NAICC's products.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits

Exhibit

Number                              Description

16.1                                Letter Regarding Change in Certifying
                                    Accountant.

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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    August 1, 2002

DANIELSON HOLDING CORPORATION
(Registrant)


By:      /s/  James J. Wolff
         -------------------
Name:    James J. Wolff
Title:   Chief Financial Officer and Treasurer
         (Principal Accounting Officer)